UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
RPT Realty
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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On April 8, 2020, RPT Realty made the following information available to its shareholders in connection with its 2020 annual meeting of shareholders:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of RPT Realty (the “Company”), dated March 16, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Trustees of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 8, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 28, 2020

To the Shareholders of RPT Realty:

Due to the emerging public health impact of the coronavirus pandemic, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of RPT Realty (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 9:00 a.m., Eastern Time. In order to protect the health and safety of our shareholders and other meeting participants, the Annual Meeting will be held solely by means of remote communication in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof if you were a shareholder of record as of the close of business on March 4, 2020, the record date, or hold legal proxy for the meeting provided by your bank, broker or nominee. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/rpt2020 and enter the control number included on your notice, voting instruction form or proxy card (if you received a printed copy of the proxy materials). Shareholders will be able to vote electronically and submit questions during the virtual Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

A support line will be available on the meeting website for any questions on how to participate in the Annual Meeting.

By the Order of the Board of Trustees,

/s/ HEATHER OHLBERG
Heather Ohlberg
Senior Vice President Legal Counsel and Secretary
April 8, 2020

The Annual Meeting on April 28, 2020 at 9:00 a.m. Eastern Time is available at www.virtualshareholdermeeting.com/rpt2020. The proxy statement and Annual Report are available on our Investor Relations website at https://investors.rptrealty.com/investors/. Additionally, you may access our proxy materials at www.proxyvote.com.